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                                                                      Exhibit 11

                           STATER BROS. HOLDINGS INC.
                    CALCULATION OF EARNINGS PER COMMON SHARE
                                   (UNAUDITED)
          (IN THOUSANDS, EXCEPT NUMBER OF SHARES AND PER SHARE AMOUNTS)

                                                            13 Weeks Ended               26 Weeks Ended
                                                        ----------------------       ----------------------
                                                        Mar. 28,      Mar. 26,       Mar. 28,      Mar. 26,
                                                          1999          2000           1999          2000
                                                        --------      --------       --------      --------
Net income (loss)                                       $  3,736      $(10,953)      $  6,023      $ (9,101)
Less preferred dividends                                      --            --             --            --
                                                        --------      --------       --------      --------

Net income (loss) available to common shareholders      $  3,736      $(10,953)      $  6,023      $ (9,101)
                                                        ========      ========       ========      ========

Earnings (loss) per common share                        $  74.72      $(219.06)      $ 120.46      $(182.02)
                                                        ========      ========       ========      ========

Average common shares outstanding                         50,000        50,000         50,000        50,000
                                                        ========      ========       ========      ========

Common shares outstanding at end of period                50,000        50,000         50,000        50,000
                                                        ========      ========       ========      ========


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